UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2020

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2020, The LGL Group, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), pursuant to which the Company may offer and sell, from time to time, through Jefferies, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $15,000,000 (the “Shares”).

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Under the Agreement, Jefferies may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including block transactions, sales made directly on the NYSE American or sales made into any other existing trading market of the Company’s common stock.

Shares sold under the Agreement will be issued pursuant to the shelf registration statement on Form S-3 (File No. 333-235767) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 31, 2019, which was declared effective on January 8, 2020. The Company filed a prospectus supplement with the SEC on or about January 22, 2020 in connection with the offer and sale of the common shares pursuant to the Agreement.

The Company will pay Jefferies a commission of 3.0% of the gross proceeds from each sale of Shares, reimburse legal fees and disbursements and provide Jefferies with customary indemnification and contribution rights. The Agreement will terminate upon the sale of all Shares under the Agreement, unless earlier terminated by either party upon ten (10) trading days’ notice to the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Olshan Frome Wolosky LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
1.1	Open Market Sale AgreementSM, dated January 22, 2020, between the Company and Jefferies.
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.

Dated: January 22, 2020	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer